                                           CENTENNIAL AMERICA FUND, L.P.
                                         Share Certificate (8-1/2" x 11")

I.       FACE OF CERTIFICATE (All text and other matter lies within
                           8-5/16" x 10-5/8" decorative border, 5/16" wide)

                           (upper left corner, box with heading: NUMBER [of shares]

                           (upper right corner)  [share certificate no.]

                           (upper right box with heading:  SHARES
                           below cert. no.)

                           (centered
                           below boxes)  Centennial America Fund, L.P.

                           A DELAWARE LIMITED PARTNERSHIP

         (at left)         THIS IS TO CERTIFY THAT   (at right) SEE REVERSE FOR
                                                              CERTAIN DEFINITIONS

                                                              (box with number)
                                                              CUSIP 15133J 106
         (at left)             is the owner of

         (centered)        CENTENNIAL AMERICA FUND, L.P.
This certificate and the Shares of Limited  Partnership  interest  represented  hereby are issued and shall be held subject to the  Agreements  of Limited  Partnership,  dated  April 28,  1987,  as  amended,  the terms of which are incorporated  herein by  reference,  and are subject to the  transfer  restrictions  set forth on the reverse  side hereof.  This certificate is not valid until countersigned by the Transfer Agent.

                           WITNESS  the  facsimile  seal of the Trust  and the  signatures  of its duly  authorized officers.

                           (signature at left of seal)              Dated:              (signature   at   right  of
seal)
                           /s/ Brian W. Wixted                                          /s/ Robert G. Zack
                           --------------------------                                   -------------------------
                           TREASURER                                                    SECRETARY
                                               (centered at bottom)
                                          1-1/2" diameter facsimile seal
                                                    with legend

                                           CENTENNIAL AMERICA FUND, L.P.
                                                     CORPORATE
                                                       SEAL
                                                       1987
                                                     DELAWARE

(at lower right, printed  vertically)                Countersigned
                                                     SHAREHOLDER SERVICES, INC.
                                                     Denver (CO)                Transfer Agent

                                                              By---------------------------------
                                                                       Authorized Signature

II.      BACK OF CERTIFICATE (text reads from top to bottom of 11" dimension)

                                     ASSIGNMENT OF SHARES; SUCCESSOR INTEREST;
                                             SUBSTITUTION OF PARTNERS

All terms have the meaning set forth in the Agreement of Limited Partnership (the "Partnership Agreement")

PROHIBITION  ON  ASSIGNMENT.  EXCEPT FOR  REDEMPTIONS  AS PROVIDED IN THE  PARTNERSHIP  AGREEMENT  BY  DELIVERING A
REDEMPTION  REQUEST IN PROPER FORM TO THE TRANSFER  AGENT. A PARTNER SHALL NOT HAVE THE RIGHT TO SELL,  TRANSFER OR
ASSIGN HIS SHARES IN THE  PARTNERSHIP  EVIDENCED BY THIS  CERTIFICATE  TO ANY OTHER PERSON,  BUT MAY PLEDGE THEM AS
COLLATERAL.

         Rights of the Holders of Shares as  Collateral or Judgment  Creditor.  In the event that any person who is holding the Share in the Partnership  evidenced by this Certificate as collateral or any judgment  creditor becomes the owner of such Shares due to  foreclosure  or otherwise,  such person shall not have the right to be substituted as a Limited  Partner,  but shall only have the  rights,  upon the  presentation  of evidence  satisfactory  to the
Managing General Partners of his right to succeed to the interests of the Limited  Partner,  set forth  immediately below:

         (a) to redeem the Shares in accordance  with the provisions of the  Partnership  Agreement by delivering a redemption request in proper form to the Transfer Agent; and

         (b) to receive any distributions made with respect to the Shares evidenced by this Certificate.

         Upon  receipt by the  Partnership  of  evidence  satisfactory  to the  Managing  General  Partners  of his ownership  of Shares  evidenced  by this  Certificate,  the owner  shall  become a Holder of Record of the  subject
Shares  and his name  shall be  recorded  on the books of record of the  Partnership  maintained  for such  purpose either by the  Partnership or its Transfer  Agent.  Such owner shall be liable to return any  distributions  of any money  or  other  property  wrongfully  distributed  to  him or any  sum,  not in  excess  of the  amount  of  such distribution,  necessary to discharge any  liabilities of the  Partnership to creditors who extended  credit to the
Partnership  during the period  before such  returns or  distributions  were made,  but only to the extent that the assets of the Partnership  are not sufficient to discharge such  liabilities.  However,  such owner shall have none of the  rights or  obligations  of a Limited  Partner  unless  and until he is  admitted  as a Limited  Partner  in accordance with the Partnership Agreement.

         Death,  Incompetency,  Bankruptcy or Termination of the Existence of a Partner.  In the event of the death or an adjudication  of incompetency or bankruptcy of an individual  Partner (or, in the case of a Partner that is a corporation,  association,  partnership,  joint venture or trust,  and  adjudication of bankruptcy,  dissolution or other  termination of the existence of such Partner) the successor in interest of such Partner  (including  without limitation the Partner's executor,  administrator,  guardian, conservator, receiver or other legal representative), upon the  presentation  of evidence  satisfactory to the Managing  General  Partners of his right to succeed to the interests of the Partner, shall have the rights set forth below:

         (a) to redeem the Shares of the Partner  evidenced by this  Certificate in accordance  with the provisions of the Partnership Agreement by delivering a redemption request in proper form to the Transfer Agent;

         (b)  to receive any distributions made with respect to such Shares; and

         (c) to be  substituted  as a Limited  Partner upon  compliance  with the  conditions of the admission of a
Limited Partner as provided in the Partnership Agreement.

         Upon receipt by the  Partnership of evidence  satisfactory to the Managing  General  Partners of his right to succeed to the  interests  of the  Partner;  the  successor  in interest  shall become a Holder of Record of the subject  Shares  and his name  shall be  recorded  on the books of record of the  Partnership  maintained  for such purpose either by the Partnership or its Transfer Agent.

         Substituted Limited Partners.
         (a) A person shall not become a Substituted  Limited Partner unless the Managing  General Partners consent to such  substitution  (which consent may be withheld in their absolute  discretion)  and receive such  instruments and documents  (including  those required of any person  desiring to become a Limited  partner) and such reasonable transfer fees as the Managing General Partners may require.

         (b) The original  Limited  Partner shall cease to be a Limited  Partner,  and the person to be substituted shall become a Substituted  Limited  Partner,  as of the date on which the person to be  substituted  has satisfied the  requirements  set forth  above and as of the date the  records of the  Partnership  are amended to reflect his admission  as a  Substituted  Limited  Partner.  Thereafter  the  original  Limited  Partner  shall  no  rights  or obligations with respect to the Partnership  insofar as the Shares  transferred to the Substituted  Limited Partner are concerned.

         (c)  Unless and until a person  becomes a  Substituted  Limited  Partner,  his status and rights  shall be limited to the rights of a Holder of Shares  which  rights are limited to  redeeming  the Shares  evidenced by this
Certificate  and  receiving  any  distributions  made in respect of such  Shares as  specified  above.  A Holder of
Shares who does not become a Substituted  Limited  Partner shall have no right to inspect the  Partnership's  books or to vote on any of the matters on which a Limited  Partner  would be entitled  to vote.  A Holder of Shares,  who has become a Substituted  Limited  Partner has all the rights and powers,  and is subject to the  Restrictions  and liabilities of a Limited Partner under the Partnership Agreement.

         (d) Any person  admitted to the  Partnership  as a  Substituted  Limited  Partner  shall be subject to and bound by the provisions of the Partnership Agreement as if originally a party of the Partnership Agreement.

                       PURSUANT TO THE PARTNERSHIP AGREEMENT, ASSIGNMENT OF THIS CERTIFICATE
                                 IS ONLY VALID FOR REDEMPTION REQUESTS AND PLEDGES
                                                REDEMPTION REQUEST
                                                ------------------

_______________________________________________,  hereby  requests that the Shares  represented by the  Certificate
-----------------------------------------------
be redeemed in accordance with the  Partnership  Agreement and that the proceeds of such redemption be paid over to
_______________________.  The  undersigned  also agrees to hold the  Partnership,  Shareholder  Services,  Inc. and
Centennial Asset Management Corporation harmless to paying for the proceeds of such redemption as directed above.

DATED: ________________             ___________________________________________
                                                                    ------------
                                            Both owners must sign if applicable

                                            --------------------------------------------
                                            The signature(s) to this Redemption
                                            Request must correspond with the name(s) as written upon the face of the  Certificate,  without  alteration or  enlargement or any change whatever.

                                                              SIGNATURE(S) GUARANTEED BY:
Signatures must be guaranteed
by a U.S. commercial bank or trust                   _______________________________
                                                     -------------------------------
company, a Federally-chartered                       Name of Firm or Bank
savings and loan association, a
foreign bank having a U.S.                           _______________________________
                                                     -------------------------------
correspondent bank or member of a                    Signature of Officer/Title
national securities exchange.

-----------------------------------------------------------------------------------------
                                               ASSIGNMENT FOR PLEDGE
                                               ---------------------

For Value Received  ______________________________________________________________________
                    ----------------------------------------------------------------------
hereby pledges unto  _____________________________________________________________________
--------------------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
AND PROVIDE CERTIFICATION BY TRANSFEREE
(box for identifying number)
======================================================================================
the  within  Certificate  and  does  hereby  irrevocably  constitute  and  appoint  ______________________________,
                                                                                    ------------------------------
attorney,  to transfer the within  Certificate on the books of the Transfer  Agent with full power of  substitution in the premises to the extent permitted by the Partnership Agreement.
DATED: ________________             ___________________________________________
                                                                    ------------
                                            Both owners must sign if applicable

                                            --------------------------------------------
                                            The signature(s) to this Redemption
                                            Request must correspond with the name(s) as written upon the face of the  Certificate,  without  alteration or  enlargement or any change whatever.

                                                              SIGNATURE(S) GUARANTEED BY:
Signatures must be guaranteed
by a U.S. commercial bank or trust                   _______________________________
                                                     -------------------------------
company, a Federally-chartered                       Name of Firm or Bank
savings and loan association, a
foreign bank having a U.S.                           _______________________________
                                                     -------------------------------
correspondent bank or member of a                    Signature of Officer/Title
national securities exchange.